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                                 SECURITY AGREEMENT
                                    (Guarantor)

     This SECURITY AGREEMENT, dated as of September 25, 1997, is entered into between Prospect Medical Holdings, Inc., a Delaware corporation ("Guarantor"), and Karunyan Arulanantham, M.D., as agent ("Agent") for the Guarantied Parties, with reference to the following facts:

                                  R E C I T A L S

     A. In order to induce each of the Guarantied Parties to accept the Subordinate Guaranties for their Subordinated Notes and as a condition thereof, Guarantor has agreed to enter into this Agreement in order to grant to the Guarantied Parties a security interest in the Collateral to secure prompt payment and performance of the Secured Obligations; and

     B. Guarantor is materially interested in the financial success of Purchaser who is the maker of the Subordinated Notes.

                                 A G R E E M E N T

     NOW, THEREFORE, in consideration of the mutual promises, covenants, conditions, representations, and warranties hereinafter set forth, and for other good and valuable consideration, the parties hereto agree as follows:

     1. DEFINITIONS. All initially capitalized terms used but not defined herein shall have the meanings ascribed thereto in each of the Subordinated Guaranties. In addition, as used herein, the following terms shall have the following meanings:

          "ACCOUNT DEBTOR" means any Person who is or who may become obligated with respect to, or on account of, an Account.

          "ACCOUNTS" means any and all of Guarantor's presently existing and hereafter arising accounts (as defined in the UCC) and rights to payment, except those evidenced by Negotiable Collateral, arising out of the sale or lease of goods or the rendition of services by Guarantor, irrespective of whether earned by performance.

          "AGENT" has the meaning assigned to that term in the introduction to this Agreement.


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          "AGENT EXPENSES" shall mean:  any and all costs or expenses required to be paid by Guarantor under this Security Agreement which are paid or advanced by Agent; all costs and expenses of Agent, including its attorneys' fees and expenses (including attorneys' fees incurred pursuant to proceedings arising under the Bankruptcy Code), incurred or expended to correct any default or enforce any provision of this Security Agreement, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, irrespective of whether a sale is consummated; and all costs and expenses of suit incurred or expended by Agent, including its attorneys' fees and expenses (including attorneys' fees incurred pursuant to proceedings arising under the Bankruptcy Code) in enforcing or defending this Security Agreement, irrespective of whether suit is brought.

          "GUARANTOR'S BOOKS" means any and all presently existing and hereafter acquired or created books and records of all records (including maintenance and warranty records), ledgers, computer programs, disc or tape files, printouts, runs, and other computer prepared information indicating, summarizing, or evidencing the Accounts, Deposit Accounts, Equipment, Inventory, Investment Property, General Intangibles and Negotiable Collateral.

          "CHATTEL PAPER" has the meaning assigned to it in the UCC and includes all writings of whatever sort which evidence a monetary obligation and a security interest in or lease of specific goods, whether now existing or hereafter arising.

          "COLLATERAL" means the following, collectively: any and all of the Accounts, Deposit Accounts, Equipment, Inventory, Investment Property, General Intangibles, Negotiable Collateral, and Guarantor's Books, in each case whether now existing or hereafter acquired or created, and any Proceeds or products of any of the foregoing, or any portion thereof, and any and all Accounts, Deposit Accounts, Equipment, Inventory, Investment Property, General Intangibles, Negotiable Collateral, money, or other tangible or intangible property, resulting from the sale or other disposition of the Accounts, Deposit Accounts, Equipment, Inventory, Investment Property, General Intangibles, or Negotiable Collateral, or any portion thereof or interest therein, and the substitutions, replacements, additions, accessions, products and Proceeds thereof.

          "COLLATERAL ACCESS AGREEMENT" means a landlord waiver, mortgagee waiver, bailee letter, or acknowledgment agreement of any warehouseman, processor, lessor, consignee, or other person in possession of, having a lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance satisfactory to Agent.

          "DEPOSIT ACCOUNT" means any demand, time, savings, passbook or like account now or hereafter maintained by or for the benefit of Guarantor with a bank, savings and loan association, credit union or like organization, and all funds and amounts therein, whether or not restricted or designated for a particular purpose.

          "DOCUMENTS" means any and all "documents," as defined in the UCC, including documents of title, bills of lading, dock warrants, dock receipts, warehouse receipts and other documents of Guarantor, whether or not negotiable, and includes all other documents which


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purport to be issued by a bailee or agent and purport to cover goods in any bailee's or agent's possession which are either identified or are fungible portions of an identified mass, including such documents of title made available to Guarantor for the purpose of ultimate sale or exchange of goods or for the purpose of loading, unloading, storing, shipping, transshipping, manufacturing, processing or otherwise dealing with goods in a manner preliminary to their sale or exchange, in each case whether now existing or hereafter acquired.

          "EQUIPMENT" means all "equipment," as defined in the UCC, and includes any and all of Guarantor's presently existing and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, computer and other electronic data processing equipment and other office equipment and supplies, computer programs and related data processing. software, spare parts, tools, motors, automobiles, trucks, tractors and other motor vehicles, rolling stock, jigs, and other goods (other than Inventory, farm products, and consumes goods), of every kind and description, wherever located, together with any and all parts, improvements, additions, attachments, replacements, accessories, and substitutions thereto or therefor, and all other rights of Guarantor relating thereto, whether in the possession and control of Guarantor, or in the possession and control of a third party for the account of Guarantor.

          "FEIN" means Federal Employer Identification Number.

          "GENERAL INTANGIBLES" means any and all of Guarantor's presently existing and hereafter acquired or arising "general intangibles," (as defined in the UCC) and other intangible personal property of every kind and description, including:

          (a) contracts and contract rights, noncompetition covenants, licensing and distribution agreements, indemnity agreements, guaranties, insurance policies, franchise agreements and lease agreements;

          (b) deposit accounts, uncertificated certificates of deposit, uncertificated securities, and interests in any joint ventures, partnerships or limited liability companies;

          (c) choses in action and causes of action (whether legal or equitable, whether in contract or tort or otherwise, and however arising);

          (d) licenses, approvals, permits or any other authorizations issued by any government authority;

          (e)  Intellectual Property Collateral;

          (f) computer software, magnetic media, electronic data processing files, systems and programs;

          (g) rights of stoppage in transit, replevin and reclamation, rebates or credits of every kind and nature to which Guarantor may be entitled;

          (h)  purchase orders, customer lists, subscriber lists and goodwill;


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          (i)  monies due or recoverable from pension funds, refunds and claims for tax or other refunds against any governmental authority; and

          (j) other contractual, equitable and legal rights of whatever kind and nature.

          "GUARANTIED PARTIES" means Sinnadurai E. Moorthy, M.D., and Karunyan Arulanantham, M.D. "Guarantied Party" means either of them, as appropriate.

          "GUARANTY" means one of the Subordinated Guaranties delivered by Guarantor to one of the Guarantied Parties. "Guaranties" means both of such.

          "INSTRUMENTS" has the meaning assigned to it by the UCC and includes any and all negotiable instruments, certificated securities and every other writing which evidences a right to the payment of money, in each case whether now existing or hereafter acquired.

          "INTELLECTUAL PROPERTY COLLATERAL" means the following assets owned or held by Guarantor or in which Guarantor otherwise has any interest, now existing or hereafter acquired or arising:

          (a) all patents and patent applications, domestic or foreign, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses, all rights to sue for past, present or future infringement thereof, all rights arising therefrom and pertaining thereto and all reissues, divisions, continuations, renewals, extensions and continuations in part thereof;

          (b) all copyrights and applications for copyright, domestic or foreign, together with the underlying works of authorship (including titles), whether or not the underlying works of authorship have been published and whether said copyrights are statutory or arise under the common law, and all other rights and works of authorship, all rights, claims and demands in any way relating to any such copyrights or works, including royalties and rights to sue for past, present or future infringement, and all rights of renewal and extension of copyright;

          (c) all state (including common law), federal and foreign trademarks, service marks and trade names, and applications for registration of such trademarks, service marks and trade names, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses, whether registered or unregistered and wherever registered, all rights to sue for past, present or future infringement or unconsented use thereof, all rights arising therefrom and pertaining thereto and all reissues, extensions and renewals thereof;

          (d) all trade secrets, confidential information, customer lists, license rights, advertising materials, operating manuals, methods, processes, know-how, sales literature, sales and operating plans, drawings, specifications, blue prints, descriptions, inventions, name plates and catalogs; and


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          (e)  the entire goodwill of or associated with the businesses now or hereafter conducted by Guarantor connected with and symbolized by any of the aforementioned properties and assets.

          "INVENTORY" has the meaning assigned to it in the UCC and includes any and all of Guarantor's presently existing and hereafter acquired goods of every kind and description (including goods in transit) which are held for sale or lease, or to be furnished under a contract of service or which have been so leased or furnished, or other disposition, wherever located, including those held for display or demonstration or out on lease of consignment or are raw materials, work in process, finished materials, or materials used or consumed, or to be used or consumed, in Guarantor's business, and the resulting product or mass, and all repossessed, returned, rejected, reclaimed and replevied goods, together with all materials, parts, supplies, packing and shipping materials used or usable, in connection with the manufacture, packing, shipping, advertising, selling or, furnishing of such goods; and all other items hereafter acquired by Guarantor by way of substitution, replacement, return, repossession or otherwise, and all additions and accessions thereto, and any Document representing or relating to any of the foregoing at any time.

          "INVESTMENT PROPERTY" has the meaning given to such term in the UCC.

          "NEGOTIABLE COLLATERAL" means any and all of Guarantor's presently existing and hereafter acquired or arising letters of credit, advises of credit, certificates of deposit, notes, drafts, Instruments, Documents and Chattel Paper.

          "PROCEEDS" means whatever is receivable or received from or upon the sale, lease, license, collection, use, exchange or other disposition, whether voluntary or involuntary, of any Collateral or other assets of Guarantor, including "proceeds" as defined in Section 9306 of the Code, any and all proceeds of any insurance, indemnity, warranty or guaranty payable to or for the account of Guarantor from time to time with respect to any of the Collateral, any and all payments (in any form whatsoever) made or due and payable to Guarantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority), any and all other amounts from time to time paid or payable under or in connection with any of the Collateral or for or on account of any damage or injury to or conversion of any Collateral by any person, any and all other tangible or intangible property received upon the sale or disposition of Collateral, and all proceeds of proceeds.

          "PURCHASER" means Prospect Medical Group, Inc., a California professional corporation.

          "RIGHTS TO PAYMENT" means all Accounts and any and all rights and claims to the payment or receipt of money or other forms of consideration of any kind in, to and under all General Intangibles, Negotiable Collateral and Proceeds thereof.


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          "SECURED OBLIGATIONS" shall mean the obligations of Guarantor described in Section 2 of the Guaranties.

          "SECURITY AGREEMENT" shall mean this Security Agreement, any concurrent or subsequent riders, exhibits or schedules to this Security Agreement, and any extensions, supplements, amendments, or modifications to or in connection with this Security Agreement, or to any such riders, exhibits or schedules.

          "SENIOR CREDITOR" means Imperial Bank, a California banking corporation, or its successors and assigns, and any institution which refinances Guarantor's obligations to Imperial Bank.

          "SUBORDINATED NOTES" means the two Contingent Promissory Notes of even date herewith, each in the amount of $1,125,000, made by Prospect Medical Group, Inc., one of which is payable to each of the Guarantied Parties.

          "SUBORDINATION AND NOTE CANCELLATION AGREEMENT" has the meaning ascribed to it in the second paragraph of the legend set forth on the front of each of the Subordinated Notes.

          "UCC" means the California Uniform Commercial Code except, to the extent applicable, the Uniform Commercial Code as adopted by the jurisdiction in which any of the Collateral is located. Any and all terms used in this Security Agreement which are defined in the Code shall be construed and defined in accordance with the meaning and definition ascribed to such terms under the Code, unless otherwise defined herein.

     2. CONSTRUCTION. Unless the context of this Security Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the part includes the whole, "include" or "including" is not limiting, and "or" has the inclusive meaning represented by the phrase "and/or." References in this Security Agreement to "determination" by Agent include reasonable estimates (absent manifest error) by Agent, as applicable (in the case of quantitative determinations) and reasonable beliefs (absent manifest error) by Agent, as applicable (in the case of qualitative determinations). The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Security Agreement refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement. Article, section, subsection, exhibit, and schedule references are to this Security Agreement unless otherwise specified. Actions by "Agent" or things received by "Agent", including the grant of security interest in Section 3 hereof, are done or received on behalf of the Guaranteed Parties.

     3. CREATION OF SECURITY INTEREST. Subject only to prior liens in favor of Senior Creditor, Guarantor hereby grants to Agent a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure the prompt payment and performance of all of the Secured Obligations. Guarantor acknowledges and affirms that such security interest in the Collateral has attached to all Collateral without further act on the part of Agent or Guarantor.


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     4.   FURTHER ASSURANCES.

          4.1 Guarantor shall execute and deliver to Agent concurrently with Guarantor's execution of this Security Agreement, and from time to time at the request of Agent, all financing statements, continuation financing statements, fixture filings, security agreements, chattel mortgages, assignments, and all other documents that Agent may request, in form satisfactory to Agent, to perfect and maintain perfected Agent's security interests in the Collateral and in order to consummate fully all of the transactions contemplated by this Security Agreement and the Subordinated Notes and the Guaranties. Guarantor hereby irrevocably makes, constitutes, and appoints Agent as Guarantor's true and lawful attorney with power to sign the name of Guarantor on any of the above-described documents or on any other similar documents which need to be executed, recorded, or filed, and to do any and all things necessary in the name and on behalf of Guarantor in order to perfect, or continue the perfection of, Agent's security interests in the Collateral on behalf of the Guarantied Parties. Guarantor agrees that neither Agent, nor any of its designees or attorneys-in-fact, will be liable for any act of commission or omission, or for any error of judgment or of fact or law with respect to the exercise of the power of attorney granted under this Section 4. 1, other than as a result of its or their gross negligence or willful misconduct. THE POWER OF ATTORNEY GRANTED UNDER THIS SECTION 4.1 IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL ALL OF THE SECURED OBLIGATIONS HAVE BEEN INDEFEASIBLY PAID IN FULL, THE GUARANTIES TERMINATED, AND ALL GUARANTOR'S DUTIES HEREUNDER AND THEREUNDER HAVE BEEN DISCHARGED IN FULL.

          4.2 Without limiting the generality of the foregoing Section 4.1 or any of the provisions of the Subordinated Guaranties, Guarantor will: (i) at the request of Agent, mark conspicuously all of its records pertaining to the Collateral with a legend, in form and substance satisfactory to Agent, indicating that the Collateral is subject to the security interest granted hereby; (ii) at the request of Agent, appear in and defend any action or proceeding which may affect Guarantor's title to, or the security interest of Agent in, any of the Collateral; and (iii) upon demand of Agent, allow inspection of Collateral by Agent or persons designated by Agent at any time during normal business hours.

          4.3 With respect to the Negotiable Collateral (other than drafts received in the ordinary course of business so long as no Event of Default is continuing), after (i) Senior Creditor has been paid in full, and (ii) all obligations of Senior Creditor to make loans to Guarantor have been terminated, Guarantor shall, immediately upon request by Agent, endorse (where appropriate) and assign the Negotiable Collateral over to Agent, and deliver to Agent actual physical possession of the Negotiable Collateral to Agent together with any instruments of transfer or assignment, all in form and substance satisfactory to Agent, in order to fully perfect the security interest therein of Agent.

          4.4 Subject to any prior liens in favor of Senior Creditor, Guarantor shall cooperate with Agent in obtaining a control agreement in form and substance satisfactory to Agent with respect to all Deposit Accounts and Investment Property.


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     5.   REPRESENTATIONS AND WARRANTIES.  In addition to the representations and warranties of Guarantor set forth in each Guaranty which are incorporated herein by this reference, Guarantor represents and warrants to Agent that:

          5.1 LOCATION OF CHIEF EXECUTIVE OFFICE AND COLLATERAL; FEIN. Guarantor's chief executive office is located at the address set forth in
Schedule 1, and all other locations where Guarantor conducts business or Collateral is kept are set forth in Schedule 1. Guarantor's FEIN is 33-0564370.

          5.2 LOCATIONS OF GUARANTOR'S BOOKS. All locations where Guarantor's Books are kept, including all equipment necessary for accessing Guarantor's Books and the names and addresses of all service bureaus, computer or data processing companies and other persons keeping Guarantor's Books or collecting Rights to Payment for Guarantor, are set forth in Schedule 1.

          5.3 TRADE NAMES AND TRADE STYLES. All trade names and trade styles under which Guarantor presently conducts its business operations are set forth in SCHEDULE 1, and, except as set forth in Schedule 1, Guarantor has not, at any time during the preceding five years: (i) been known as or used any other corporate, name; (ii) changed its name; (iii) been the surviving or resulting corporation in a merger or consolidation; or (iv) acquired through asset purchase or otherwise any business of any person.

          5.4 OWNERSHIP OF COLLATERAL. Guarantor is and shall continue to be the sole and complete owner of the Collateral, free from any lien other than liens in favor of Senior Creditor and the liens created hereby.

          5.5 ENFORCEABILITY; PRIORITY OF SECURITY INTEREST. (i) This Agreement creates a security interest which is enforceable against the Collateral in which Guarantor now has rights, and will create a security interest which is enforceable against the Collateral in which Guarantor hereafter acquires rights at the time Guarantor acquires any such rights, and
(ii) Agent, on behalf of the Guarantied Parties, has a perfected security interest (to the fullest extent perfection can be obtained by filing, notification to third parties, possession or control) and a first priority security interest in the Collateral in which Guarantor now has rights (subject only to liens in favor of Senior Creditor), and will have a perfected and first priority security interest in the Collateral in which Guarantor hereafter acquires rights at the time Guarantor acquires any such rights (subject only to liens in favor of Senior Creditor), in each case securing the payment and performance of the Secured Obligations.

          5.6 OTHER FINANCING STATEMENTS. Other than financing statements in favor of Agent and financing statements filed in connection with liens in favor of Senior Creditor, no effective financing statement naming Guarantor as debtor, assignor, grantor, mortgagor, pledgor or the like and covering all or any part of the Collateral is on file in any filing or recording office in any jurisdiction.

          5.7  RIGHTS TO PAYMENT.


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               (a)  the Rights to Payment represent valid, binding and
enforceable obligations of the Account Debtors or other persons obligated thereon, representing undisputed, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto, and are and will be genuine, free from liens (other than liens in favor of Senior Creditor), adverse claims, counterclaims, setoffs, defaults, disputes, defenses, retainages, holdbacks and conditions precedent of any kind of character, except to the extent reflected by Guarantor's reserves for uncollectible Rights to Payment;

               (b) all Account Debtors and other obligors on the Rights to Payment are solvent and generally paying their debts as they come due;

               (c) all Rights to Payment comply with all applicable laws concerning form, content and manner of preparation and execution, including where applicable any federal and state consumer credit laws;

               (d) Guarantor has not assigned any of its rights under the Rights to Payment other than to Senior Creditor;

               (e) all statements made, all unpaid balances and all other information in Guarantor's Books and other documentation relating to the Rights to Payment are true and correct and in all respects what they purport to be; and

               (f) Guarantor has no knowledge of any fact or circumstance which would impair the validity or collectibility of any of the Rights to Payment.

          5.8 INVENTORY. No Inventory is stored with any bailee, warehouseman or similar person or on any premises leased to Guarantor, nor has any Inventory been consigned to Guarantor or consigned by Guarantor to any person or is held by Guarantor for any person under any "bill and hold" or other arrangement.

          5.9  INTELLECTUAL PROPERTY.

               (a) except as set forth in Schedule 1, Guarantor (directly or through any affiliated entity) does not own, possess or use under any licensing arrangement any patents, copyrights, trademarks, service marks or trade names, nor is there currently pending before any governmental authority any application for registration of any patent, copyright, trademark, service mark or trade name;

               (b) all patents, copyrights, trademarks, service marks and trade names are subsisting and have not been adjudged invalid or unenforceable in whole or in part;

               (c) all maintenance fees required to be paid on account of any patents have been timely paid for maintaining such patents in force, and, to the best of Guarantor's knowledge, each of the patents is valid and enforceable and Guarantor has notified Agent in writing of all prior art (including public uses and sales) of which it is aware;


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               (d)  to the best of Guarantor's knowledge, no infringement or unauthorized use presently is being made of any Intellectual Property Collateral by any person;

               (e) Guarantor is the sole and exclusive owner of the Intellectual Property Collateral and the past, present and contemplated future use of such Intellectual Property Collateral by Guarantor has not, does not and will not infringe or violate any right, privilege or license agreement of or with any other person; and

               (f) Guarantor owns, has material rights under, is a party to, or an assignee of a party to all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, trade names and all other intellectual property Collateral necessary to continue to conduct its business as heretofore conducted.

          5.10 EQUIPMENT.

               (a) none of the Equipment or other Collateral is affixed to real property, except Collateral with respect to which Guarantor has supplied Agent with all information and documentation necessary to make all fixture filings required to perfect and protect the priority of Agent's security interest in all such Collateral which may be fixtures as against all persons having an interest in the premises to which such property may be affixed; and

               (b) none of the Equipment is leased from or to any person, except as set forth in Schedule 1.

          5.11 DEPOSIT ACCOUNTS. The names and addresses of all financial institutions at which Guarantor maintains its Deposit Accounts, and the account numbers and account names of such Deposit Accounts, are set forth in Schedule 1.

          5.12 INVESTMENT PROPERTY. All Investment Property is set forth and described in Schedule 1, and all financial institutions or financial intermediaries holding or in possession of such Investment Property are set forth in Schedule 1.

     6. COVENANTS. In addition to the covenants of Guarantor set forth in the Guaranties which are incorporated herein by this reference, Guarantor agrees that, until the indefeasible payment, performance and satisfaction in full of the Secured Obligations:

          6.1 DEFENSE OF COLLATERAL. Guarantor shall appear in and defend any action, suit or proceeding which may affect its title to or right or interest in, or Agent's right or interest in, the Collateral.

          6.2 PRESERVATION OF COLLATERAL. Guarantor shall do and perform all acts that may be necessary and appropriate to maintain, preserve and protect the Collateral.

          6.3 COMPLIANCE WITH LAWS, ETC. Guarantor shall comply with all laws, regulations and ordinances, and all policies of insurance, relating to the possession, operation, maintenance and control of the Collateral.


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          6.4  LOCATION OF GUARANTOR'S BOOKS AND CHIEF EXECUTIVE OFFICE.
Guarantor shall:  (i) keep all Guarantor's Books at the locations set forth in
Schedule 1; and (ii) maintain the location of Guarantor's chief executive office or principal place of business at the location set forth in Schedule 1; provided, however, that Guarantor may amend Schedule 1; so long as (a) such amendment occurs by written notice to Agent not less than 30 days prior to the date on which the location of Guarantor's Books or Guarantor's chief executive office or principal place of business is changed, and (b) at the time of such written notification, Guarantor executes and delivers any financing statement amendments or fixture filing amendments necessary to perfect or continue perfected Agent's security interest in the Collateral and also obtains for Agent such duly executed Collateral Access Agreement as Agent shall require with respect to such new location.

          6.5 LOCATION OF COLLATERAL. Guarantor shall keep the Inventory and Equipment only at the locations identified on Schedule 1; PROVIDED, HOWEVER, that Guarantor may amend Schedule 1 so long as (i) such amendment occurs by written notice to Agent not less than 30 days prior to the date on which the Inventory or Equipment is moved to such new location, (ii) such new location is within the continental United States, and (iii) at the time of such written notification, Guarantor executes and delivers any financing statements or fixture filings perfect and continue perfected Agent's security interests in such assets and also obtains for Agent such duly executed Collateral Access Agreement as Agent shall require with respect to such new location.

          6.6 CHANGE IN NAME, TRADE NAME, TRADE STYLE OR FEIN. Guarantor shall not change its name, trade names, trade styles or FEIN, or add any new trade names or trade styles from those listed on Schedule 1; PROVIDED, HOWEVER, that Guarantor may amend Schedule 1 so long as (i) such amendment occurs by written notice to Agent not less than 30 days prior to the date on which such new name, trade name, trade style or FEIN becomes effective, and (ii) at the time of such written notification, Guarantor executes and delivers any financing statement amendments or fixture filing amendment necessary to continue perfected Agent's security interests for the benefit of Guarantied Parties in the Collateral.

          6.7 MAINTENANCE OF RECORDS. Guarantor shall keep separate, accurate and complete Guarantor's Books, disclosing Agent's security interest for the benefit of Guarantied Parties hereunder.

          6.8 DISPOSITION OF COLLATERAL. Guarantor shall not surrender or lose possession of (other than to Senior Creditor or Agent), sell, lease, rent, or otherwise dispose of or transfer any of the Collateral or any right or interest therein, except to the extent permitted herein.

          6.9 LIENS. Guarantor shall keep the Collateral free of all liens except liens in favor of Senior Creditor and Agent for the benefit of Guarantied Parties.

          6.10 LEASED PREMISES. At Agent's request, Guarantor shall obtain from each person from whom Guarantor leases any premises at which any Collateral is at any time present, such Collateral Access Agreements as Agent may require.


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          6.11 RIGHTS TO PAYMENT.  Guarantor shall:

               (a) perform and observe all terms and provisions of the Rights to Payment and all obligations to be performed or observed by it in connection therewith and maintain the Rights to Payment in full force and effect;

               (b) enforce all Rights to Payment strictly in accordance with their terms, and take all such action to such end as may be from time to time reasonably requested by Agent;

               (c) if, to the knowledge of Guarantor, any dispute, setoff, claim, counterclaim or defense shall exist or shall be asserted or threatened with respect to a Right to Payment (whether with or against Guarantor or otherwise), disclose such fact fully to Agent in Guarantor's Books relating to such Account or other Right to Payment and in connection with any report furnished by Guarantor to Agent relating to such Right to Payment;

               (d) furnish to Agent such information and reports regarding the Rights to Payment as Agent may request, and upon request of Agent make such demands and requests for information and reports as Guarantor is entitled to make in respect of the Rights to Payment; and

               (e) upon the occurrence of any Event of Default, establish such lockbox or similar arrangements for the payment of the Rights to Payment as Agent shall require.

          6.12 INVENTORY.  Guarantor shall:

               (a) at such times as Agent shall request, prepare and deliver to Agent periodic reports pertaining to the Inventory, in form and substance satisfactory to Agent;

               (b) upon the request of Agent, take a physical listing of the Inventory and promptly deliver a copy of such physical listing to Agent;

               (c) not store any Inventory with a bailee, warehouse or similar Person or on premises leased to Guarantor without obtaining for Agent such Collateral Access Agreements as Agent shall require; and

               (d) not dispose of any Inventory on a bill-and-hold, guaranteed sale, sale and return sale on approval, consignment or similar basis, nor acquire any Inventory from any Person on any such basis, without in each case giving Agent prior written notice thereof.

          6.13 EQUIPMENT. Guarantor shall, upon Agent's request, deliver to Agent a report of each item of Equipment, in form and substance satisfactory to Agent.

          6.14 INTELLECTUAL PROPERTY COLLATERAL.  Guarantor shall:

               (a) not enter into any agreement (including any license or royalty agreement) pertaining to any Intellectual Property Collateral without in each case giving Agent prior notice thereof;

               (b) not allow or suffer any Intellectual Property Collateral to become abandoned, nor any registration thereof to be terminated, forfeited, expired or dedicated to the public;

               (c) promptly give Agent notice of any rights Guarantor may obtain to any new patentable inventions, trademarks, servicemarks, copyrightable works or other new Intellectual Property Collateral, prior to the filing of any application for registration thereof; and

               (d) diligently prosecute all applications for patents, copyrights and trademarks, and file and prosecute any and all continuations, continuations-in-part, applications for reissue, applications for certificate of correction and like matters as shall be reasonable and appropriate in accordance with prudent business practice, and promptly and timely pay any and all maintenance, license, registration and other fees, taxes and expenses incurred in connection with any Intellectual Property Collateral.

          6.15 COPIES OF INFORMATION COLLATERAL ACCESS AGREEMENTS. Guarantor shall provide to Agent for the benefit of Guarantied Parties copies of all reports, notices or Collateral Access Agreements that it sends to Senior Creditor with regard to the Collateral. All such Collateral Access Agreements shall be drafted to include Agent, or its agents, as persons authorized to have access to the Collateral under such agreements; provided that such right of access shall in no way interfere with, and shall at all times be subordinate to, Senior Creditor's rights.

     7. COLLECTION OF RIGHTS TO PAYMENT. Guarantor or its agents shall endeavor in the first instance to collect all amounts due or to become due on or with respect to the Rights to Payment. At the request of Agent after the occurrence of an Event of Default, subject to Senior Creditor's rights, all remittances received by Guarantor shall be held in trust for Agent, and, in accordance with Agent's instructions, remitted to Agent or deposited to an account designated by Agent in the form received (with any necessary endorsements or instruments of assignment or transfer).

     8. EVENTS OF DEFAULT. The occurrence of any breach by Guarantor of the Subordinated Guaranties or this Security Agreement shall constitute an event of default ("Event of Default") under this Security Agreement.

     9.   REMEDIES.

          9.1 During the continuance of an Event of Default, subject to Senior Creditor's rights under the Subordination and Note Cancellation Agreement, Agent, without notice or demand, may do any one or more of the following, all of which are authorized by Guarantor:

               (a) settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Agent considers advisable, and in such cases, Agent will credit the Secured Obligations with only the net amounts received by Agent in payment of such disputed Accounts after deducting all Agent Expenses incurred or expended in connection therewith;

               (b) cause Guarantor to hold all returned Inventory in trust for Agent, segregate all returned Inventory from all other property of Guarantor or in Guarantor's possession and conspicuously label said returned Inventory as the property of Agent;

               (c) without notice to or demand upon Guarantor or any guarantor, make such payments and do such acts as Agent considers necessary or unable to protect its security interests in the Collateral. Guarantor agrees to assemble the Collateral if Agent so requires, and to make the Collateral available to Agent as Agent may designate. Guarantor authorizes Agent to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien that in Agent's determination appears to conflict with its security interests and to pay all expenses incurred in connection therewith. With respect to any of Guarantor's owned or leased premises, Guarantor hereby grants Agent a license to enter into possession of such premises and to occupy the same, without charge, for up to 120 days in order to exercise any of Agent's rights or remedies provided herein, at law, in equity, or otherwise;

               (d) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Agent is hereby granted a license or other right to use, without charge, Guarantor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and Guarantor's rights under all licenses and all franchise agreements shall inure to Agent's benefit;

               (e) sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Guarantor's premises) as Agent determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

               (f) agent shall give notice of the disposition of the Collateral as follows:

                    (i) agent shall give Guarantor and each holder of a security interest in the Collateral who has filed with Agent a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, then the time on or after which the private sale or other disposition is to be made;

                    (ii) the notice shall be personally delivered or mailed, postage prepaid, to Guarantor as provided in SECTION 15 of the Guaranty, at least 5 days before the date fixed for the sale, or at least 5 days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a customarily sold on a recognized market. Notice to persons other than Guarantor claiming an interest in the Collateral shall be sent to such addresses as they have furnished to Agent;

                    (iii) if the sale is to be a public sale, Agent also shall give notice of the time and place by publishing a notice one time at least 5 days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

               (g)  agent may credit bid and purchase at any public sale; and

               (h) any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Guarantor. Any excess will be returned, without interest and subject to the rights of third persons, by Agent to Guarantor.

          9.2 Upon the exercise by Agent of any power, right, privilege, or remedy pursuant to this Security Agreement which requires any consent, approval, registration, qualification, or authorization of any governmental authority, Guarantor agrees to execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments, assignments, and other documents and papers that Agent or any purchaser of the Collateral may be required to obtain for such governmental consent, approval, registration, qualification, or authorization.

          9.3 The rights and remedies of Agent under this Security Agreement, the Guaranty, and all other agreements contemplated hereby and thereby shall be cumulative. Agent shall have all other rights and remedies not inconsistent herewith as provided under the UCC, by law, or in equity. No exercise by Agent of any one right or remedy shall be deemed an election of remedies, and no waiver by Agent of any default on Guarantor's part shall be deemed a continuing waiver of any further defaults. No delay by Agent shall constitute a waiver, election or acquiescence with respect to any right or remedy.

     10. AGENT NOT LIABLE. So long as Agent complies with the obligations, if any, imposed by Section 9207 of the Code, Agent shall not otherwise be liable or responsible in any way or manner for: (a) the safekeeping of the Collateral;
(b) any loss or damage thereto occurring or arising in any manner or fashion or from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever.

     11. INDEFEASIBLE PAYMENT. The Secured Obligations shall not be considered indefeasibly paid for purposes of this Security Agreement unless and until all payments to Guarantied Parties under the Subordinated Notes and Guaranties are no longer subject to any right on the part of any person, including Purchaser or Guarantor, Purchaser or Guarantor as a debtor in possession, or any trustee (whether appointed under the Bankruptcy Code or otherwise) of Purchaser or Guarantor or Purchaser's or Guarantor's assets to invalidate or set aside such payments or to seek to recoup the amount of such payments or any portion thereof, or to declare same to be fraudulent or preferential. In the event that, for any reason, any portion of such payments to Agent is set aside or restored, whether voluntarily or involuntarily, after the making thereof, then the obligation intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made.

     12. NOTICES. All notices or demands by any party hereto to the other party and relating to this Security Agreement shall be made in the manner and to the addresses set forth in Section 15 of the Guaranties.

     13.  GENERAL PROVISIONS.

          13.1 SUCCESSORS AND ASSIGNS. This Security Agreement shall bind and inure to the benefit of the respective successors and assigns of Guarantor and Agent; PROVIDED, HOWEVER, that Guarantor may not assign this Security Agreement nor delegate any of its duties hereunder without Agent's prior written consent and any prohibited assignment or delegation shall be absolutely void. No consent by Agent to an assignment by Guarantor shall release Guarantor from the Secured Obligations.

          13.2 EXHIBITS AND SCHEDULES. All of the exhibits and schedules attached hereto shall be deemed incorporated by reference.

          13.3 NO PRESUMPTION AGAINST ANY PARTY. Neither this Security Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Agent or Guarantor, whether under any rule of construction or otherwise. On the contrary, this Security Agreement has been reviewed by each of the parties and their counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

          13.4 AMENDMENTS AND WAIVERS. Any provision of this Security Agreement or the Guaranties to which Guarantor is a party may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the party asserted to be bound thereby, and then such amendment or waiver shall be effective only in the specific instance and specific purpose for which given.

          13.5 COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Security Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Security Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Security Agreement shall become effective when executed by each of the parties hereto and delivered to Agent.

          13.6 SEVERABILITY. The provisions of this Agreement are severable. The invalidity, in whole or in part, of any provision of this Agreement shall not affect the validity or enforceability of any other of its provisions. If one or more provisions hereof shall be declared invalid or unenforceable, the remaining provisions shall remain in full force and effect and shall be construed in the broadest possible manner to effectuate the purposes hereof.

     14. GOVERNING LAW. This Security Agreement shall be deemed to have been made in the State of California and the validity, construction, interpretation, and enforcement hereof, and the rights of the parties hereto, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California, without regard to principles of conflicts of law.

     15.  ARBITRATION.

     The parties firmly desire to resolve all disputes arising hereunder without resort to litigation in order to protect their respective business reputations and the confidential nature of certain aspects of their relationship. Accordingly, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration as set forth below.

          (a) All disputes which in any manner arise out of or relate to this Agreement or the subject matter thereof, shall be resolved exclusively by arbitration in accordance with the provisions of this Section 15. Either party may commence arbitration by sending a written demand for arbitration to the other party, setting forth the nature of the controversy, the dollar amount involved, if any, and the remedies sought, and attaching a copy of this Section to the demand.

          (b) The parties stipulate to arbitration before a single, mutually agreed upon arbitrator sitting on the Los Angeles, California Judicial Arbitration Mediation Services (JAMS) panel. In the event that the parties are unable to agree upon the person chosen as arbitrator within 30 days of the demand for arbitration, the arbitrator shall be selected in the sole discretion of the JAMS administrator. The arbitrator shall be a member of the California bar.

          (c) The parties shall share all costs of arbitration. The prevailing party shall be entitled to reimbursement by the other party of such party's attorneys' fees and costs and any arbitration fees and expenses incurred in connection with the arbitration hereunder.

          (d) The substantive law of the State of California shall be applied by the arbitrator. All proceedings in arbitration shall be in accordance with the California Code of Civil Procedure, as amended, and the parties shall have the right to legal discovery in any matter submitted to arbitration in satisfaction of California Code of Civil Procedure Section 1283.05, as permitted by California Code of Civil Procedure Section 1283.1(b).

          (e) Arbitration shall take place in Los Angeles, California unless the parties otherwise agree. As soon as reasonably practicable, a hearing with respect to the dispute or matter to be resolved shall be conducted by the arbitrator. As soon as reasonably practicable thereunder, the arbitrator shall arrive at a final decision, which shall be reduced to writing, signed by the arbitrator and mailed to each of the parties and their legal counsel.

          (f) All decisions of the arbitrator shall be final, binding and conclusive on the parties and shall constitute the only method of resolving disputes or matters subject to arbitration pursuant to this Agreement. The arbitrator or a court of appropriate jurisdiction may issue a write of execution to enforce the arbitrator's judgment. Judgment may be entered upon such a decision in accordance with applicable law in any court having jurisdiction thereof.

          (g) Notwithstanding the foregoing, because time is of the essence of this Agreement, the parties specifically reserve the right to a judicial temporary restraining order, preliminary injunction, or other similar equitable relief.

          (h) The decision and award of the arbitrator shall be kept confidential by the parties to the greatest extent possible. No disclosure of such decision or award shall be made by the parties except as required by law or as necessary or appropriate to effect the enforcement thereof.

          (i) Should either party institute any action or procedure to enforce this Agreement or any provision hereof, or for damages by reason of any alleged breach of this Agreement or of any provision hereof, or for a declaration of rights hereunder (including, without limitation, arbitration), the prevailing party in any such action or proceeding shall be entitled to receive from the other party all costs and expenses, including, without limitation, reasonable attorneys' fees, incurred by the prevailing party in connection with such action or proceeding.

     IN WITNESS WHEREOF, the parties have executed this Security Agreement as of the date first set forth above.

                                             Prospect Medical Holdings, Inc.
                                             a Delaware corporation




                                             By /s/ Jacob Y. Terner, M.D.
                                               ----------------------------
                                             Title:     CEO
                                                   ------------------------
                                              /s/ Karunyan Arulanantham
                                             ------------------------------
                                             Karunyan Arulanantham, M.D.
                                             as Agent for Guarantied Parties


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